Exhibit 99.1


                                  First Bancorp

                                  News Release

For Immediate Release:                                     For More Information,
May 4, 2006                                            Contact:  James H. Garner
                                                                    910-576-6171

             First Bancorp Reports on Annual Meeting of Shareholders


     TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, reports today on the results of its Annual Meeting of Shareholders held yesterday at the James H. Garner Conference Center in Troy. President and CEO Jimmie Garner presided over the meeting and reported that the proposal to elect eighteen (18) nominees to the Board of Directors to serve until the 2007 annual meeting of shareholders, or until their successors are elected and qualified had been duly approved by shareholders. Mr. Garner welcomed the new nominee, Jerry
L. Ocheltree, the President of First Bank, to the Board of Directors. Mr. Garner also reported that shareholders had ratified the appointment of Elliott Davis, PLLC, as the Company's independent registered public accounting firm for 2006.

     Following the business agenda, Mr. Garner spoke to the shareholders. Mr. Garner reviewed the results and accomplishments of the Company for fiscal year 2005. Mr. Garner also discussed expansion plans for 2006 which include converting the loan production office in Wilmington to a full service branch, and plans for two new branches in Brunswick County, North Carolina - in the towns of Shallotte and Leland. Mr. Garner also made note of the two pending branch acquisitions that were announced earlier this year in the towns of Dublin, Virginia and Carthage, North Carolina.

     Next, Mr. Garner honored William E. Samuels who retired from the Board of Directors. Mr. Garner said, "Bill has been such a strong leader in the community and in the banking industry for so many years. We honor and thank Bill today for all of his contributions and his faithful service." Mr. Garner then presented Mr. Samuels with a resolution of the Board of Directors honoring his achievements and announced that he had been elected a Director Emeritus of the Company.

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     Mr.  Garner  concluded  the  meeting  by  thanking  shareholders  for their support.

     First Bancorp is a bank holding company based in Troy, North Carolina with total assets of $1.8 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered bank that operates 62 branch offices, with 56 branches operating in a nineteen county market area in the central piedmont region of North Carolina; 3 branches in Dillon County, South Carolina; and 3 branches and in Virginia, where First Bank does business as First Bank of Virginia. The Company also has loan production offices in Wilmington, North Carolina and Blacksburg, Virginia. First Bancorp's common stock is traded on the NASDAQ National Market under the symbol FBNC. The Company's website is located at www.firstbancorp.com.

     This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.